Exhibit (a)(1)(D)

NOTICE OF WITHDRAWAL OF
AMENDMENT OF ORIGINAL WARRANTS AND EXERCISE OF AMENDED WARRANTS PURSUANT TO THE OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE COMMON STOCK DATED MARCH 3, 2016

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 P.M. (PACIFIC TIME), ON march 30, 2016, UNLESS THE OFFER IS EXTENDED

To:	Cryoport, Inc.

17305 Daimler Street

Irvine, CA 92614

Attn: Robert Stefanovich

Fax No.: (949) 544-8815

Email: stockadministrator@cryoport.com

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA EMAIL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

I previously received a copy of Cryoport, Inc.’s (the “Company”) Offer to Amend and Exercise Warrants to Purchase Common Stock, dated March 3, 2016, and any amendments thereto (the “Offer to Amend and Exercise”), relating to the Company’s offer to amend (the “Offer”), upon the terms and subject to the conditions set forth in the Offer to Amend and Exercise, certain of the Company’s outstanding warrants (the “Original Warrants”). I elected to participate in the Offer by executing and delivering an Election to Consent, Participate and Exercise Warrant (the “Election Form”). All capitalized terms used but not defined herein shall have the meanings ascribed to the Offer to Amend and Exercise.

I hereby irrevocably withdraw my previously submitted Election Form and hereby reject the Offer.

I understand that by rejecting the Offer, my Original Warrants will not be amended or exercised pursuant to the terms of the Offer and will remain in full force and effect as originally issued.

I waive any right to receive any notice of the acceptance of this Notice of Withdrawal.

Date: __________________, 2016
Signature of Warrant Holder

Name of Signatory

Title, if Warrant Holder is not a natural person

Telephone and email address

*PLEASE SEE REVERSE SIDE FOR IMPORTANT INFORMATION*

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All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Notice of Withdrawal will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all Notices of Withdrawal that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with any Notice of Withdrawal must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, and no person will incur any liability for failure to give any such notice.

If the Company determines that this Notice of Withdrawal has been properly made, the Company will promptly: (i) cancel your Election Form; (ii) return to you the Original Warrant Certificate or issue you a new warrant; and (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant, without interest thereon or deduction therefrom.

IMPORTANT: THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE TIME AND DATE OF EXPIRATION OF THE OFFER TO AMEND AND EXERCISE AT 9:00 P.M. (PACIFIC TIME) ON MARCH 30, 2016, AS MAY BE EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION. HOWEVER, IF WE HAVE NOT ACCEPTED YOUR TENDERED ORIGINAL WARRANTS AND OTHER ACCEPTANCE AND EXERCISE DOCUMENTS BY APRIL 27, 2016, WHICH IS THE FORTIETH BUSINESS DAY FROM THE COMMENCEMENT OF THE OFFER, YOU MAY CHANGE YOUR MIND AND SUBMIT A NOTICE OF WITHDRAWAL TO US AFTER APRIL 27, 2016.

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